CODE OF ETHICS
                          STOCKCAR STOCKS INDEX FUND
                       STOCKCAR STOCKS MUTUAL FUND, INC.
                         (APPROVED NOVEMBER 29, 2004)

I.     STATEMENT OF GENERAL PRINCIPLES

       This Code of Ethics has been adopted by the StockCar Stocks Mutual Fund,

Inc.  (the  "Company")  for the purpose of instructing all employees, officers,

and  directors of the Company  and  Summit  Investment  Management,  Inc.,  the

adviser  to  the  Company  (the "Adviser"), in their ethical obligations and to provide rules for their personal securities transactions.  All such persons owe a fiduciary duty to the Company and its shareholders.  A fiduciary duty means a duty  of  loyalty,  fairness  and  good  faith  towards  the  Company  and  its shareholders, and the obligation  to adhere not only to the specific provisions of this Code but to the general principles  that guide the Code.  These general principles are:

{circle}The duty at all times to place the interests of the Company and its shareholders first;

{circle}The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of Company and responsibility; and

{circle}The fundamental standard that such employees, officers and directors should not take inappropriate advantage of their positions, or of their relationship with the Company or its shareholders.

       It  is imperative that the personal trading activities of the employees,

officers and  directors  of  the  Company  and  the  Adviser,  respectively, be conducted  with  the  highest regard for these general principles in  order  to avoid any possible conflict  of  interest,  any  appearance  of  a conflict, or activities  that  could  lead to disciplinary action.  This includes  executing transactions through or for  the  benefit of a third party when the transaction is not in keeping with the general principles of this Code.

       All  personal  securities  transactions   must   also  comply  with  the

Securities & Exchange Commission's Rule 17j-1.  Under this  rule,  no  Employee may:

       {circle}employ any device, scheme or artifice to defraud the Company or any of its shareholders;

       {circle}make to the Company or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       {circle}engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company or any of its shareholders; or

       {circle}engage in any manipulative practice with respect to the Company or any of its shareholders.

II.    DEFINITIONS

       A.    Advisory  Employees:    employees   who  participate  in  or  make

recommendations  with  respect  to  the purchase or sale  of  securities.   The

Compliance Officer will maintain a current list of all Advisory Employees.

       B.    Beneficial Interest:  ownership  or  any  benefits  of  ownership,

including the opportunity to directly or indirectly profit or otherwise  obtain financial benefits from any interest in a security.

       C.    Compliance Officer: the Compliance Officer for the Adviser and the

Company is Angel Alleca, or with respect to Angelo Alleca, [____________].

       D.    Disinterested   Directors:    Directors   of   the  Company  whose

affiliation  with  the Company is solely by reason of being a Director  of  the

Company.

       E.    Employee  Account:   each account in which an Employee or a member

of his or her family has any direct  or  indirect  Beneficial  Interest or over which  such person exercises control or influence, including, but  not  limited

to, any  joint  account,  partnership,  corporation,  Company  or  estate.   An

Employee's  family  members  include the Employee's spouse, minor children, any person living in the home of the  Employee  and  any  relative  of the Employee

(including  in-laws)  to  whose  support  an  Employee  directly  or indirectly contributes.

       F.    Employees:  the employees, officers, and Directors of  the Company and  the  employees,  officers and directors of the Adviser, including Advisory

Employees.   The Compliance  Officer  will  maintain  a  current  list  of  all

Employees.

       G.    Exempt  Transactions:   transactions  which  are 1) effected in an

amount  or  in  a  manner  over  which the Employee has no direct  or  indirect influence or control, 2) pursuant  to  a systematic dividend reinvestment plan,

systematic cash purchase plan or systematic  withdrawal  plan, 3) in connection with the exercise or sale of rights to purchase additional  securities  from an issuer  and  granted  by  such issuer pro-rata to all holders of a class of its securities, 4) in connection  with  the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option,

6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) inconsequential  to  any  Fund  because the transaction  is  very unlikely to affect a highly liquid market or because  the security is clearly  not related economically to any securities that a Fund may purchase or sell, 8) involving  shares of a security of a company with a market capitalization in excess of $500 million.

       H.    Funds:  any series of the Company.

       I.    Related Securities:   securities  issued  by  the  same  issuer or

issuer  under  common  control,  or  when  either security gives the holder any contractual  rights  with  respect to the other  security,  including  options,

warrants or other convertible securities.

       J.    Securities:  any  note,  stock,  treasury  stock, bond, debenture,

evidence  of  indebtedness,  certificate  of interest or participation  in  any

profit-sharing  agreement,  collateral-Company   certificate,  pre-organization

certificate or subscription, transferable share, investment  contract,  voting-

Company   certificate,  certificate  of  deposit  for  a  security,  fractional undivided interest  in  oil,  gas  or other mineral rights, or, in general, any interest or instrument commonly known  as  a  "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for,

guarantee  of,  or  warrant or right to subscribe  to  or  purchase  (including options) any of the foregoing;  except for the following:  1) securities issued by  the  government of the United States,  2)  bankers'  acceptances,  3)  bank certificates  of  deposit,  4)  commercial paper, and 5) shares of unaffiliated registered open-end investment companies.

       K.    Securities Transaction:   the  purchase  or sale, or any action to

accomplish  the purchase or sale, of a Security for an Employee  Account.   The

term Securities  Transaction  does  not  include  transactions  executed by the

Adviser  for  the benefit of unaffiliated persons, such as investment  advisory and brokerage clients.

III.   PERSONAL INVESTMENT GUIDELINES

       A.    PERSONAL ACCOUNTS

             1.     The  Personal  Investment Guidelines in this Section III do not apply to Exempt Transactions unless  the  transaction  involves  a  private placement  or initial public offering.  Employees must remember that regardless of the transaction's  status  as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

             2.     While Directors  of the Company are subject at all times to the  fiduciary obligations described in  this  Code,  the  Personal  Investment

Guidelines  and Compliance Procedures in Sections III and IV of this Code apply to Disinterested  Directors only if such person knew, or in the ordinary course of fulfilling the duties  of  that position, should have known, that during the fifteen days immediately preceding  or  after  the  date  of  the such person's transaction  that  the  same Security or a Related Security was or  was  to  be purchased or sold for a Fund or that such purchase or sale for a Fund was being considered, in which case such Sections apply only to such transaction.

             3.     Employees may not execute a Securities Transaction on a day during which a purchase or  sell  order  in  that  same  Security  or a Related

Security  is  pending for a Fund unless the Securities Transaction is  combined

("blocked") with  the  Fund's transaction.  Securities Transactions executed in violation  of  this prohibition  shall  be  unwound  or,  if  not  possible  or practical, the Employee  must  disgorge  to  the Fund the value received by the

Employee due to any favorable price differential received by the Employee.  For example, if the Employee buys 100 shares at $10  per  share,  and the Fund buys

1000  shares  at  $11  per share, the Employee will pay $100 (100 shares  x  $1 differential) to the Fund.

             4.     Any  Securities Transactions in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction.  In connection with a private  placement  acquisition,  the Compliance Officer will take  into  account,  among  other factors, whether the investment  opportunity should be reserved for a Fund,  and whether the opportunity is being offered to the Employee by virtue of the Employee's  position  with  the  Company  or  the

Adviser.   If  the  private placement acquisition is authorized, the Compliance

Officer shall retain a record of the authorization and the rationale supporting the authorization.  Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when  the Employee takes part in any subsequent investment in

the  same  issuer.   In  such  circumstances,  the  determination  to  purchase

Securities of that issuer on behalf of a Fund will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

             5.     Employees  are  prohibited from acquiring any Securities in an initial public offering without the prior written approval of the Compliance

Officer.  This restriction is imposed  in  order to preclude any possibility of an Employee profiting improperly from the Employee's  position with the Company or the Adviser.  If the initial public offering is authorized,  the  Compliance

Officer shall retain a record of the authorization and the rationale supporting the authorization.

       B.    OTHER RESTRICTIONS

       Employees  are  prohibited  from  serving on the boards of directors  of publicly  traded  companies,  absent  prior  authorization  by  the  Compliance

Officer.   The  consideration  of prior authorization  will  be  based  upon  a determination that the board service  will  be consistent with the interests of the Company and the Funds' shareholders.  In  the  event  that board service is authorized,  Employees  serving  as  directors  will  be  isolated  from  other

Employees  making  investment decisions with respect to the securities  of  the company in question.

IV.    COMPLIANCE PROCEDURES

       A.    EMPLOYEE DISCLOSURE

             1.     Within ten (10) days of commencement of employment with the

Company or the Adviser,  each Employee must certify that he or she has read and understands this Code and  recognizes that he or she is subject to it, and must disclose  the following information  as  of  the  date  the  person  became  an

Employee: a)  the title, number of shares and principal amount of each Security in which the Employee  has  a  Beneficial  Interest  when  the person became an

Employee, b) the name of any broker/dealer with whom the Employee maintained an account  when  the  person became an Employee, and c) the date  the  report  is submitted.  The information  shall be current as of a date no more than 45 days prior to the date the person becomes an Employee.

             2.     Annually,  each  Employee  must  certify that he or she has read and understands this Code and recognizes that he  or she is subject to it,

that  he  or  she  has  complied  with the requirements of this  Code  and  has disclosed  or reported all personal  Securities  Transactions  required  to  be

disclosed or reported pursuant to the requirements of this Code.   In addition,

each Employee shall annually provide the following information (as of a date no more than 45  days  before  the  report  is submitted): a) the title, number of shares and principal amount of each Security  in  which  the  Employee  had any

Beneficial  Interest,  b) the name of any broker, dealer or bank with whom  the

Employee maintains an account  in  which any Securities are held for the direct or indirect benefit of the Employee, and c) the date the report is submitted.

       B.    COMPLIANCE

             1.     All Employees must  provide  copies  of all periodic broker account statements to the Compliance Officer.  Each Employee  must  report,  no later  than 30 days after the close of each calendar quarter, on the Securities

Transaction   Report   form  provided  by  the  Company  or  the  Adviser,  all

transactions in which the  Employee  acquired  or  sold  any direct or indirect

Beneficial Interest in a Security, including Exempt Transactions,  and  certify that  he or she has reported all transactions required to be disclosed pursuant to the  requirements  of  this Code.  The report will also identify any trading account, in which the Employee  has  a  direct or indirect Beneficial Interest,

established during the quarter with a broker, dealer or bank.

             2.     The Compliance Officer  will,  on  a quarterly basis, check the trading account statements provided by brokers to verify  that the Employee

has  not  violated  the  Code.   The  Compliance  Officer  shall  identify  all

Employees, inform those persons of their reporting obligations, and  maintain a record of all current and former access persons.

             3.     If  an Employee violates this Code, the Compliance  Officer will report the violation  to  management  personnel  of  the  Company  and the

Adviser  for  appropriate  remedial  action  which,  in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of  the  Employee, or suspension or termination of the Employee's  relationship with the Company and/or the Adviser.

             4.     The  management  personnel  of  the Company will prepare an annual  report  to  the Company's board of Directors that  summarizes  existing procedures and any changes  in  the  procedures  made  during the past year and certify to the Company's Board of Directors that the Adviser  and  the  Company have  each  adopted  procedures  reasonably necessary to prevent Employees from violating this Code.  The report will  describe  any issues existing under this

Code since the last report, including without limitation, information about any material violations of this Code, any significant  remedial  action  during the past  year  and any recommended procedural or substantive changes to this  Code based on management's  experience  under this Code, evolving industry practices or legal developments.





                       ANNUAL EMPLOYEE SECURITIES REPORT

       This information is current as of _______________ (must be current as of a date no more than 45 days before the Report is submitted). Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

           # OF SHARES AND
(a)SecurityPRINCIPAL AMOUNTDATE ACQUIRED











       Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.


NAME OF BROKER, DEALER OR BANKACCOUNT NAME










       I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.


Printed Name:                                        Signature:

                                                     Date:


QUARTERLY SECURITIES TRANSACTIONS REPORT
Calendar Quarter/Year:

       Persons subject to the Code of Ethics must report ALL Securities Transactions (including Exempt Transactions and transactions involving affiliated mutual funds) as defined in the Code of Ethics, executed during the reporting period. DO NOT ATTACH BROKERAGE REPORTS. The report must be returned to the Compliance Officer, regardless of whether any Securities Transactions occurred, before the 30th day after the close of the calendar quarter. Please note that this Report covers all Securities in which you have a Beneficial Interest.

{square}I have executed no Securities Transactions during the quarter. {square}The following is a complete list of my Securities Transactions:

                                     # OF SHARES &
         TRANSACTIONPURCHASE, SALE,PRINCIPAL AMOUNT
SECURITY*   DATE       OR OTHER       OF SECURITY  PRICEEXECUTING BROKER





*Provide interest rate and maturity date if applicable

{square}I have not opened a brokerage account during the quarter.
{square}The following is a complete list of all brokerage accounts I opened during the quarter:

NAME OF BROKER, DEALER OR BANK:ACCOUNT NAME:DATE ESTABLISHED:


       I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name:                                                     Signature:
                                                                  Filing Date:

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.


                        NEW EMPLOYEE SECURITIES REPORT


       This information is current as of _______________ (must be current as of a date no more than 45 days before the Report is submitted). Return to Compliance Officer within 10 days of your commencing employment.
       Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

         # OF SHARES OR
SECURITYPRINCIPAL AMOUNTDATE ACQUIRED











       Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.


NAME OF BROKER, DEALER OR BANKACCOUNT NAME











       I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:                                        Signature:

                                                     Date: